UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 6, 2005

BEIJING MED-PHARM CORPORATION

(Exact name of registrant specified in its charter)

Delaware	000-51409	20-0434726

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 W. Germantown Pike, Suite 400, Plymouth Meeting, Pennsylvania	19462

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code:	(610) 940-1675

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On December 6, 2005 (the “Closing Date”), Beijing Med-Pharm Corporation (the “Company”) completed an acquisition of all of the outstanding equity interests of Beijing Wanwei Pharmaceutical Co., Ltd. (“Wanwei”) from Beijing Wanhui Pharmaceutical Group (“Wanhui Group”), the owner of an 80% equity interest in Wanwei, and Wen Xin, the owner of the remaining 20% equity interest in Wanwei (the “Wanwei Acquisition”). The Wanwei Acquisition was made pursuant to a Share Transfer and Debt Restructuring Agreement with Wanhui Group and a Share Transfer Agreement with Wen Xin.
     Under the Share Transfer and Debt Restructuring Agreement with Wanhui Group, the Company agreed to acquire Wanhui Group’s entire equity interest in Wanwei in exchange for the restructuring and repayment of RMB 15,000,000 ($1,807,229 at the time of the advance; $1,854,141 as of December 6, 2005) of the RMB 37,419,020 ($4,508,315 at the time of the advance; $4,625,342 as of December 6, 2005) total debt owed by Wanwei to Wanhui Group. Wanhui Group agreed to excuse Wanwei’s remaining debt of RMB 29,419,020 ($3,544,460 at the time of the advance; $3,636,467 as of December 6, 2005) (the “Debt Forgiveness”). Under the Share Transfer Agreement with Wen Xin, the Company agreed to acquire Wen Xin’s entire equity interest in Wanwei for a purchase price of $1.00.
     Of the RMB 15,000,000 required to be repaid to Wanhui Group in connection with the Wanwei Acquisition, the Company agreed to pay RMB 8,000,000 ($963,855 at the time of the advance; $988,875 as of December 6, 2005) (the “BMP Obligation”). Wanwei paid the remaining loan balance of RMB 7,000,000 ($843,373 at the time of the advance; $865,266 as of December 6, 2005) by entering into an Entrusted Loan Agreement, dated December 15, 2004, with China International Trust and Industrial Bank and the Company, under which Wanwei obtained a loan of RMB 7,000,000 from the Company. Under the Share Transfer and Debt Restructuring Agreement, the parties agreed that the BMP Obligation would be reduced by the amount of any tax imposed on Wanwei as a result of the Debt Forgiveness (the “Tax Liability”).
     As required under the Share Transfer and Debt Restructuring Agreement with Wanhui Group, on December 15, 2004, the Company paid Wanhui Group RMB 2,400,000 ($296,663 as of December 6, 2005) of the BMP Obligation. In addition, on the Closing Date, the Company paid Wanhui Group RMB 101,000 ($12,500 as of December 6, 2005), which represented full payment of the remaining amount of the BMP Obligation, net of the estimated Tax Liability. If it is determined that Wanwei’s actual Tax Liability is lower than the Company’s estimate, the Company has agreed to pay Wanhui Group additional funds, equal to the reduction in the actual Tax Liability and if it is determined that Wanwei’s actual Tax Liability is higher that the Company’s estimate, Wanhui Group has agreed to return the difference to the Company. It is expected that the actual Tax Liability will be determined by the first quarter of 2006.
     The assets acquired pursuant to the Wanwei Acquisition were used in the operation of Wanwei as a distributor of pharmaceutical products. The Company intends to continue to use such assets in the manner in which such assets were used before the Wanwei Acquisition was completed.
Item 9.01 Financial Statements and Exhibits.
     (a) Financial Statements of Business Acquired.
     The financial statements required by Item 9.01(a) of Form 8-K are included in this Current Report on Form 8-K as Exhibit 99.1 and are incorporated herein by reference to Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission, and the prospectus contained therein.
     (b) Pro forma Financial Information.

     The pro forma financial information required by Item 9.01(b) of Form 8-K is not included in this Current Report on Form 8-K. Such pro forma financial information will be filed by amendment when finalized but, in any event, within 71 calendar days after the date this Current Report on Form 8-K must be filed.
     (d) Exhibits.

Exhibit No.	Description of Document
99.1	Financial Statements of Beijing Wanwei Pharmaceutical Co., Ltd., incorporated herein by reference to Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission, and the prospectus contained therein

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEIJING MED-PHARM CORPORATION
Date: December 9, 2005	By:	FRED M. POWELL
		Name:	Fred M. Powell
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document
99.1	Financial Statements of Beijing Wanwei Pharmaceutical Co., Ltd., incorporated herein by reference to Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission, and the prospectus contained therein